UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 5, 2016, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”), announced its intent to offer $700.0 million aggregate principal amount of senior unsecured notes due 2021 through a private placement (the “Offering”).

Simultaneously with the Offering, NCLC is conducting a tender offer (the “Tender Offer”) to purchase for cash any and all of the $680.0 million outstanding aggregate principal amount of its 5.25% senior notes due 2019 (the “5.25% Senior Notes”), subject to the terms and conditions specified in the related offer to purchase (the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on December 9, 2016, subject to any extension.

The Tender Offer is subject to the satisfaction or waiver of a number of conditions as set forth in the Offer to Purchase, including the receipt by NCLC of net proceeds from the Offering on terms reasonably satisfactory to NCLC in an amount that is sufficient, together with cash on hand, to effect the repurchase of its outstanding 5.25% Senior Notes validly tendered and accepted for purchase pursuant to the Tender Offer. The Offering is not conditioned upon consummation of the Tender Offer.

NCLC intends to use the net proceeds from the Offering, after deducting the initial purchasers’ discount and estimated fees and expenses, together with cash on hand, to purchase any and all of its outstanding 5.25% Senior Notes that are validly tendered and accepted for purchase in the Tender Offer and to redeem and satisfy and discharge any 5.25% Senior Notes not purchased in the Tender Offer (in each case, including paying any tender or redemption premiums and accrued and unpaid interest) in accordance with the indenture for the 5.25% Senior Notes and pay related transaction fees and expenses.

A copy of the press releases announcing the Offering and the Tender Offer are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

NCLH is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of NCLH’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release announcing the Offering, dated December 5, 2016.
99.2	Press release announcing the Tender Offer, dated December 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ Wendy A. Beck
Wendy A. Beck Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release announcing the Offering, dated December 5, 2016.
99.2	Press release announcing the Tender Offer, dated December 5, 2016.